As filed with the Securities and Exchange Commission on February 11,200,           2000   Registration No. 333-_____________
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              McKESSON HBOC, INC.
            (Exact name of registrant as specified in its charter)

Delaware                                    94-3207296
(State or other jurisdiction of             (I.R.S. Employer  Identification No.)
incorporation or organization)

                     One Post Street
                     San Francisco, California                       94104
                     (Address of Principal Executive Offices)     (Zip Code)

        McKesson HBOC, Inc. 1999 Stock Option and Restricted Stock Plan
                             (Full Title of Plan)

Kristina Veaco                       Ivan D. Meyerson
Senior Counsel and                   Senior Vice President,
Assistant Secretary                  General Counsel and Corporate Secretary
One Post Street                      One Post Street
San Francisco, CA 94104              San Francisco, CA 94104
                   (Name and address of agents for service)

                                (415) 983-8300
        (Telephone number, including area code, of agents for service)

The Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        CALCULATION OF REGISTRATION FEE

Title of Securities to be      Amount to be        Proposed Maximum         Proposed Maximum            Amount of
 Registered                    Registered         Offering Price Per       Aggregate Offering       Registration Fee
                                                      Share(1)                 Price(1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock par value
 $.01 per share               11,700,000             20.28                     $237,276,000               $62,645

--------------------------------------------------------------------------------------------------------------------------------
Rights to purchase
 Preferred Stock (2)           5,850,000               N/A                        N/A                        N/A

--------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee
                                  N/A                  N/A                        N/A                      $62,645
--------------------------------------------------------------------------------------------------------------------------------

(1) The price per share was calculated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee. The maximum aggregate offering price was computed by multiplying 11,700,000 shares by the average of the high and low price of the stock on February 9, 2000.
(2) Associated with the Common Stock are Rights to purchase Series A Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1.    Plan Information. *

Item 2.    Registrant Information and Employee Plan Annual Information.*

           * Information required by Part I to be contained in the Section 10
(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to
Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a)  Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999.

     (b)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

     (c)  Quarterly Report on Form 10-Q for the period ended September 30, 1999.

     (d) Current Reports on Form 8-K with report dates of May 3, 1999, January 25, 2000, and February 1, 2000.

     (e) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 10 (File No. 1-13252) and the Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits 4.1 and 4.2, respectively, to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March, 31, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13
(a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities than remaining unsold.

Item 4.   Description of Securities.

          Not applicable

Item 5.   Interests of Named Experts and Counsel.

          The legality of the securities offered hereby will be passed upon for the Registrant by Ivan D. Meyerson, Senior Vice President and General Counsel of the Registrant. Mr. Meyerson owns 151,424 shares of the Registrant's common stock directly, 10,421 Shares of the Registrant's common stock indirectly, and 852,658 options to acquire the Registrant's common stock.


Item 6.  Indemnification of Officers and Directors

     Paragraph 7 of Article VI of the Company's Restated Certificate of Incorporation provides as follows:

     "7. The Corporation shall indemnify (a) its directors to the fullest extent permitted by the laws of the State of Delaware now or hereafter in force, including the advance of expenses under the procedures provided by such laws, (b) all of its officers to the same extent as it shall indemnify its directors, and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. Subject only to any limitations prescribed by the laws of the State of Delaware now or hereafter in force, the foregoing shall not limit the authority of the Corporation to indemnify the directors, officers and other employees and agents of this Corporation consistent with law and shall not be deemed to be exclusive of any rights to which those indemnified may be entitled as a matter of law or under any resolution, By-Law provision, or agreements."

     Under Section 145 of the General Corporation Law of the State of Delaware, the state in which the Registrant is incorporated, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

     The directors and officers of the Registrant and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Registrant is similarly insured, with respect to certain payments it might be required to make its directors or officers under the applicable statutes and its charter provisions. In addition, pursuant to authority contained in Article VIII of the Registrant's Restated By-Laws ("Article VIII"), the Registrant has entered into indemnification agreements with its directors and officers. Those agreements, in effect, give each director and officer a contractual right to assert against the Registrant the indemnification rights provided to them in Article VIII upon the occurrence of an Indemnifiable Event (as defined in the agreements). The agreements further provide for the funding of a trust by the Registrant in certain specified circumstances in an amount sufficient to satisfy the indemnitee's expenses and liabilities relating to an Indemnifiable Event.

Item 7.  Exemption from Registration Claimed.

          Not Applicable

Item 8.  Exhibits.

Exhibit
No.            Description
---------------------------------------------------------

4 Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits
          4.1 and 4.2 respectively, to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999 and incorporated by reference herein.

5 Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered.

23.1 Consent of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit 5)

23.2      Consent of Deloitte & Touche LLP.

23.3      Consent of Arthur Andersen LLP.

24 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.


Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arise under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 10th day of February 2000.

                                         McKESSON HBOC, INC.
                                         (Registrant)



                                         /s/Ivan D. Meyerson
                                         By:  Ivan D. Meyerson
                                         Senior Vice President,
                                         General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of January 2000.

Signature and Title
     *John H. Hammergren, Co-President, and Co-Chief Executive Officer and
           Director (Co-Principal Executive Officer)
     *David L. Mahoney ,Co-President, and Co-Chief Executive Officer and
           Director (Co-Principal Executive Officer)
     *Heidi E. Yodowitz, Vice President, Controller and  Acting Chief Financial
           Officer (Principal Financial and Accounting Officer)

     *Alfred C. Eckert, III, Director
     *Tully M. Friedman, Director
     *Alton F. Irby, III, Director
     *M. Christine Jacobs, Director
     *Gerald E. Mayo, Director
     *James V. Napier, Director
     *David S. Pottruck, Director
     *Carl E. Reichardt, Director
     *Alan J. Seelenfreund
          Chairman of the Board and Director
     *Jane E. Shaw, Director

*By:  /s/ Ivan D. Meyerson (Attorney-in-Fact)
          ----------------
          Ivan D. Meyerson

                                 EXHIBIT INDEX


Exhibit
No.            Description
---------------------------------------------------------

4 Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits
          4.1 and 4.2 respectively, to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999 and incorporated by reference herein.

5 Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered.

23.1 Consent of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit 5)

23.2      Consent of Deloitte & Touche LLP.

23.3      Consent of Arthur Andersen LLP.

24 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.